UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section (a)
of the Securities Exchange Act of 1934
(Amendment No.       )
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      ☑     Definitive Proxy Statement
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      ☐      Soliciting Material Pursuant to §240.14a-12
Adams Respiratory Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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ADAMS RESPIRATORY THERAPEUTICS, INC.
425 MAIN STREET
CHESTER, NEW JERSEY 07930
Dear Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Adams Respiratory Therapeutics, Inc., a Delaware corporation. The meeting will be held on Friday, December 16, 2005 at 8:30 a.m. local time, at The North Maple Inn at Basking Ridge, 300 North Maple Avenue, Basking Ridge, New Jersey 07920.
      The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting, which includes the election of three Class I directors and a proposal to ratify the appointment of our independent registered public accounting firm.
      Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, or instruct us by telephone or via the Internet as to how you would like to vote your shares. Returning your proxy card will not prevent you from voting in person at the meeting if you are present and choose to do so.
      We look forward to your attendance at the meeting.

By Order of the Board of Directors,

Michael J. Valentino
President and Chief Executive Officer
November 3, 2005

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2005
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2005
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL 2
AUDIT AND RELATED FEES
THE AUDIT COMMITTEE REPORT
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
Option Grants in Last Fiscal Year
Employment Contracts and Change in Control Arrangements
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS
Appendix A
ADAMS RESPIRATORY THERAPEUTICS, INC.
425 MAIN STREET
CHESTER, NEW JERSEY 07930
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2005
      The 2005 annual meeting of stockholders of Adams Respiratory Therapeutics, Inc., a Delaware corporation will be held on Friday, December 16, 2005, at 8:30 a.m. local time, at The North Maple Inn at Basking Ridge, 300 North Maple Avenue, Basking Ridge, New Jersey 07920, for the following purposes:

1.	To elect three Class I directors to serve on our board of directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Your attention is directed to the proxy statement accompanying this notice for a more complete description of the matters to be acted upon at the meeting. Our Annual Report on Form 10-K for the year ended June 30, 2005, is also enclosed. Tuesday, October 25, 2005, has been fixed as the record date for stockholders entitled to vote at the meeting, and only holders of record of our common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the meeting.
      All stockholders are cordially invited to attend the meeting. It is important that your shares be represented and voted at the meeting. Please note that attendance at the meeting will be limited to stockholders as of the record date (or their duly authorized representatives). If you wish to attend the meeting and your shares are held by a bank or broker, please bring to the meeting your bank or brokerage statement evidencing your beneficial ownership of our stock and a form of photo identification. You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the annual meeting of stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.
      If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares and you present this power of attorney or proxy at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Walter E. Riehemann
Secretary
Chester, New Jersey
November 3, 2005

ADAMS RESPIRATORY THERAPEUTICS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2005
       This proxy statement is first being mailed on or about November 3, 2005, to the stockholders of Adams Respiratory Therapeutics, Inc., a Delaware corporation (“Adams,” “we,” “us,” or the “Company”), in connection with the solicitation of proxies by our board of directors for use at the 2005 annual meeting of stockholders and at any adjournment or postponement thereof. Our annual meeting will be held on Friday, December 16, 2005, at 8:30 a.m. local time, at The North Maple Inn at Basking Ridge, 300 North Maple Avenue, Basking Ridge, New Jersey 07920.
      Our principal executive offices are located at 425 Main Street, Chester, New Jersey 07930, and our telephone number is (908) 879-1400. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any stockholder.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
      At the annual meeting, our stockholders will be asked to:

1. Elect three Class I directors, each for a term of three years; and

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
      Stockholders also will transact any other business that may properly come before the meeting. Members of our management team and representatives of Ernst & Young LLP, our independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.
Who is entitled to vote?
      The record date for the meeting is Tuesday, October 25, 2005. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is our common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 33,285,147 shares of our common stock outstanding.
Am I entitled to vote if my shares are held in “street name”?
      If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but it will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.
      As the beneficial owner of shares, you are invited to attend the annual meeting. If you wish to attend the meeting and your shares are held in street name, please bring to the meeting your bank or brokerage statement evidencing your beneficial ownership of our stock and a form of photo identification. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a power of attorney or proxy form from the record holder of your shares.
How many shares must be present to hold the meeting?
      A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
Who can attend the annual meeting?
      All holders of shares of stock of Adams Respiratory Therapeutics, Inc. as of the record date may attend the annual meeting.
What if a quorum is not present at the meeting?
      If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, it means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.
How do I vote?
      If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Wachovia Bank, N.A., and you wish to vote prior to the meeting, you have three options:

•	over the Internet, at the address shown on your proxy card;

•	by telephone, through the number shown on your proxy card; or

•	by mail, by properly completing, signing and returning the accompanying proxy card in the enclosed envelope.
      If your shares are held in street name, you may be able to vote your shares electronically by telephone or over the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP Investor Communication Services program, you may vote those shares electronically by telephone or over the Internet by following the instructions set forth on the voting form provided to you.
      If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a power of attorney or proxy form from their record holder.

Can I change my vote after I submit my proxy?
      Yes, you may revoke your proxy and change your vote:

•	by signing another proxy with a later date;

•	by voting again over the Internet or telephone prior to 5:00 p.m., Eastern time on Thursday, December 15, 2005; or

•	if you are a registered stockholder, by giving written notice of such revocation to our corporate Secretary, Walter E. Riehemann, prior to or at the meeting or by voting in person at the meeting.
      Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.
Who will count the votes?
      Our transfer agent, Wachovia Bank, N. A., will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.
How does the board of directors recommend I vote on the proposals?
      Your board of directors recommends that you vote:

•	FOR the election of the three Class I nominees to the board of directors; and

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.
What if I do not specify how my shares are to be voted?
      If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three Class I nominees to the board of directors; and

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.
Will any other business be conducted at the meeting?
      We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
How many votes are required to elect the director nominees?
      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three Class I nominees as directors. This means that the three Class I nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.
What happens if a nominee is unable to stand for election?
      If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of our independent registered public accounting firm?
      The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.
How will abstentions be treated?
      Abstentions on proposals and the ratification of the appointment of our independent registered public accounting firm will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.
How will broker non-votes be treated?
      Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal or the ratification of the appointment of our independent registered public accounting firm.
Do I have any special appraisal rights in connection with any matter to be acted upon at the annual meeting?
      No, our stockholders do not have appraisal rights in connection with any matter to be acted upon at the annual meeting.
Where can I find the voting results of the annual meeting?
      We plan to announce preliminary voting results at the annual meeting and to publish final results in our Quarterly Report on the Securities and Exchange Commission Form 10-Q for the quarter ended December 31, 2005.
Will I receive a copy of the annual report?
      We have mailed you our Annual Report on Form 10-K for the year ended June 30, 2005, with this Proxy Statement. You can also obtain a copy by writing to our Secretary at 425 Main Street, Chester, New Jersey 07930, by accessing the investor relations section of our website at www.adamsrt.com or by accessing the Securities and Exchange Commission’s EDGAR database at www.sec.gov. Our Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy soliciting material.
Who pays for solicitation of the proxy?
      The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by us. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such persons, and we will, upon request, reimburse such persons for their reasonable expenses in so doing.

PROPOSAL 1
ELECTION OF DIRECTORS
      In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes of directors, each serving staggered three-year terms. Currently, our board of directors has nine members, with three directors in each class. Upon expiration of the term of a class of directors, directors for that class are elected to three-year terms at the annual meeting of stockholders in the year in which the term expires. Each director’s term is subject to the election and qualification of his or her respective successor, or their earlier death, resignation or removal. The term of office of three of our current Class I directors, John N. Lilly, Donald J. Liebentritt, and Andrew N. Schiff, M.D., will expire at the meeting and all are nominees for election to our board of directors. In accordance with the recommendation of the nominating and corporate governance committee, the board of directors recommends that these nominees be elected as Class I directors at the annual meeting of our stockholders. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If elected by the stockholders, the Class I nominees will hold office until our annual meeting in fiscal 2009 and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office.
      Directors are elected by a plurality of the votes cast. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the three nominees recommended by the board of directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes will not affect the outcome of the election. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director.
      THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 1, THE ELECTION OF DONALD J. LIEBENTRITT, JOHN N. LILLY, AND ANDREW N. SCHIFF, M.D., THE THREE NOMINEES FOR DIRECTOR, AS OUR CLASS I DIRECTORS.
Information regarding Nominees for Director:
Nominees for Election of Class I Directors for a Three-Year Term
Expiring at the Annual Meeting of Stockholders to be held in Fiscal 2009

Nominee	Age	Position

Donald J. Liebentritt	55	Director and Nominee
John N. Lilly	52	Director and Nominee
Andrew N. Schiff, M.D.	40	Director and Nominee
      Donald J. Liebentritt has been a director since February 2005. He has been the President of Equity Group Investments, L.L.C., or EGI, a private investment firm, since May 2000 and had been Executive Vice President and General Counsel of EGI since 1997. He is also an officer and director of various private affiliates of EGI. He is the President and a member of the Board of Managers of Chai Trust Company, an Illinois registered trust company. Mr. Liebentritt has been the Chief Executive Officer and President since December 2002, a director since May 2002, and was a Vice President from May 2000 until December 2002, of First Capital Financial, L.L.C., a manager of publicly held investment funds. Mr. Liebentritt has been a director of Home Products International since December 2004 and in September 2005, was named to the board of directors and elected chairman of Rewards Network, Inc., a provider of loyalty and rewards programs. He has also been a director of Children’s Oncology Services, Inc. since October 2003. Mr. Liebentritt is a licensed attorney in the State of Illinois. He received a bachelor’s degree from Loyola University of Chicago in 1972 and his law degree from the University of Chicago in 1976.
      John N. Lilly has been a director since October 2005. Mr. Lilly has served as President of John Lilly Strategic Insights, LLC since 2001, where he acts as a consultant to investment banks and private equity funds on a range of merger and acquisition projects. From 2000 to 2001, he served as the Chief Executive Officer of The Pillsbury Company, and from 1998 to 2000 he served as the President of Pillsbury North America. Prior to his service at The Pillsbury Company, Mr. Lilly held various positions with The Proctor & Gamble Company from 1976 to 1998, which included Regional Vice President, Europe, Middle East, Africa and General Export Division (Frankfurt, Germany); and Vice President & General Manager, U.S. Juice Products. Mr. Lilly serves on the board of directors of the National Public Foundation. He received a M.B.A. from Harvard Business School in 1976 and a B.A. in Economics from Emory University in 1974.
      Andrew N. Schiff, M.D. has been a director since 2001. Dr. Schiff joined Perseus-Soros Management, LLC, an affiliate of Perseus-Soros Biopharmaceutical Fund, LP, a private equity firm, in September of 1999 and currently serves as a Managing Director. Prior to joining Perseus-Soros Management, LLC, Dr. Schiff practiced internal medicine at The New York Presbyterian Hospital, where he maintains his position as a Clinical Assistant Professor of Medicine. He currently serves as a director of Bioenvision, Inc., Arginox Pharmaceuticals, Inc., SkinMedica, Inc. and Cardiokine Inc. Dr. Schiff received his Doctorate of Medicine from Cornell University Medical College and his M.B.A. from Columbia University. His bachelor’s degree in neuroscience was awarded with honors by Brown University.
Information Regarding Directors Continuing in Office:
Class II Directors Continuing in Office Whose Terms
Expire at the Annual Meeting of Stockholders to be held in Fiscal 2007

Name	Age	Position

Steven A. Elms	41	Director and Chairman
Joan P. Neuscheler	46	Director
William C. Pate	41	Director
      Steven A. Elms has been a director since 2001 and chairman of the board of directors since October 2005. He has served as a Managing Director of Perseus-Soros Management, LLC, an affiliate of Perseus-Soros BioPharmaceutical Fund, LP, a private equity fund since June 2000. For five years prior to joining Perseus-Soros, Mr. Elms was a Principal in the Life Science Investment Banking group of Hambrecht & Quist (now J.P. Morgan). His previous healthcare sector experience includes over two years as a pharmaceutical sales representative and as a consultant for The Wilkerson Group. Mr. Elms serves as director of Bioenvision, Inc. and a number of private biotechnology companies. Mr. Elms received a M.B.A. from Northwestern’s Kellogg Graduate School of Management and a B.A. in Human Biology from Stanford University.
      Joan P. Neuscheler has been a director since 2002. Ms. Neuscheler has 16 years of experience in private equity investing as an officer of Tullis-Dickerson & Co., Inc., a healthcare-focused venture capital firm. Since July 1998, Ms. Neuscheler has been the President of Tullis-Dickerson & Co., Inc. Prior to joining Tullis-Dickerson, Ms. Neuscheler’s previous experience includes three years in public accounting with Arthur Andersen and five years experience as Chief Financial Officer for Magnant Re Intermediaries, Inc. Ms. Neuscheler is a director of Essential Group, Inc., a specialty clinical research organization, and a number of privately held companies. She received her B.B.A. and her M.B.A. from Pace University.
      William C. Pate has been a director since 2000. Mr. Pate is a Managing Director of Equity Group Investments, L.L.C., or EGI, a private investment firm. Mr. Pate has been employed by EGI or its predecessor in various capacities since 1994. Prior to his tenure at EGI, he was an associate at the Blackstone Group and in the mergers and acquisitions group of Credit Suisse First Boston. Mr. Pate serves as a member of the board of directors of Covanta Holding Corporation and was its chairman from October 2004 until September 2005. Mr. Pate also serves as a member of the board of directors of certain private affiliates of EGI. He received a Juris Doctorate degree from the University of Chicago Law School and a Bachelors of Arts degree from Harvard College.
Class III Directors Continuing in Office Whose Terms
Expire at the Annual Meeting of Stockholders to be held in Fiscal 2008

Name	Age	Position

Kirk K. Calhoun	61	Director
Harold F. Oberkfell	59	Director
Michael J. Valentino	51	President, Chief Executive Officer and Director
      Kirk K. Calhoun has served as a director since October 2005. Mr. Calhoun joined Ernst & Young LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. His responsibilities included both area management and serving clients in a variety of industries, including biotechnology. Mr. Calhoun is a Certified Public Accountant with a background in auditing and accounting. He is currently on the board of directors of American Pharmaceutical Partners, Inc., Aspreva Pharmaceuticals Corporation and Myogen, Inc., and the Board of Governors of the California State University Foundation. Mr. Calhoun received a B.S. in Accounting from the University of Southern California in 1965.
      Harold F. Oberkfell has been a director since April 2004. Mr. Oberkfell spent 32 years of his career as an executive with Warner-Lambert Company, retiring in June 2000. Mr. Oberkfell was Vice President and Knowledge Management Officer of Warner-Lambert Company from August 1998 to June 2000 and President of the company’s Latin America/ Asia sector from September 1994 to August 1998. Prior to that, he held positions at the Parke-Davis division of Warner-Lambert Company, including President of Parke-Davis North America and Vice President of Marketing and Sales. His past affiliations include the National Pharmaceutical Council board of directors, the Advisory Committee for Rutgers University Business School, the University of Medicine and Dentistry of New Jersey Foundation Board of Trustees, and the Biomedical Services Committee of the American Red Cross Board of Governors. Mr. Oberkfell also served on the board of directors of Avanir Pharmaceuticals, Inc. until September 2005.
      Michael J. Valentino has been our President, Chief Executive Officer and a director since 2003. Mr. Valentino has nearly 30 years of experience in the prescription and consumer pharmaceuticals industry. From 2002 to 2003, Mr. Valentino served as President and Chief Operating Officer of the Global Human Pharmaceutical Division of Alpharma Inc. Mr. Valentino was responsible for all of Alpharma’s pharmaceutical operations in 60 countries worldwide. From 2000 to 2002, he served as Executive Vice President, Global Head of Consumer Pharmaceuticals, for Novartis International AG. Mr Valentino was responsible for global development of Novartis’s OTC products. Mr. Valentino was chairman of the Consumer Health Products Association in 2001 and is currently a member of its board of directors and executive committee. Mr. Valentino has been a member of the board of directors of Myogen, Inc. since March 2005.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings and Committees of the Board of Directors
      As of the date of this proxy statement, our board of directors had nine directors with no vacancies and the following three standing committees, each of which were established at the time of our initial public offering in July 2005: (1) the audit committee, (2) the compensation committee, and (3) the nominating and corporate governance committee. During fiscal year 2005, our board of directors held 14 meetings, and each director, with the exception of Mark Gainor, who served on our board of directors until January 2005, attended at least 75% of the aggregate of all applicable board and committee meetings. While we do not require board members to attend the annual meeting of stockholders, such attendance is expected pursuant to company policy. All of our directors attended the annual meeting in fiscal 2004.
      The following table shows, for fiscal 2005, the membership of each board committee and the number of meetings held by each committee:

Nominating &
Corporate
		Compensation	Governance
Name of Non-Employee Directors	Audit Committee	Committee	Committee

Steven A. Elms		X
Donald J. Liebentritt			X
Joan P. Neuscheler	X	Chairperson
Harold F. Oberkfell		X	Chairperson
William C. Pate	X
Andrew N. Schiff, M.D.	Chairperson		X

Total Number of Meetings in Fiscal 2005	6	8	4
      We are required to comply with the listing standards of the NASDAQ National Market (“NASDAQ”), including corporate governance rules, in order to maintain the listing of our common stock on NASDAQ. The NASDAQ rules require that our board of directors is composed of a majority of independent directors. As the date of this proxy statement, the board of directors has determined that Ms. Neuscheler and Messrs. Lilly, Calhoun, Elms, Liebentritt, Oberkfell, Pate and Schiff, encompassing greater than a majority of the board of directors, each satisfy the “independence” requirements of the applicable NASDAQ rules.
Audit Committee
      Our audit committee’s responsibilities include:

•	appointing a firm to serve as independent registered public accounting firm to audit our financial statements;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	considering the adequacy of our internal accounting controls and audit procedures; and

•	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the independent registered public accounting firm.
      The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

      The members of our audit committee are Kirk K. Calhoun, William C. Pate and Joan P. Neuscheler. Andrew N. Schiff, M.D., served as the chairperson of our audit committee until Mr. Calhoun was appointed to this position on October 1, 2005. NASDAQ and Securities and Exchange Commission rules and regulations require that the audit committee be composed entirely of independent members within one year of our initial public offering, which occurred in July 2005. Ms. Neuscheler and Mr. Calhoun meet the definitions of independence for membership on the audit committee established by the Securities and Exchange Commission and NASDAQ. We believe that our audit committee will meet the requirements of the NASDAQ and Securities and Exchange Commission rules and regulations as they become applicable to us. The board of directors has determined that Kirk K. Calhoun is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. On June 2, 2005, our board of directors adopted an Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement and is posted on our website at www.adamsrt.com.
Compensation Committee
      Our compensation committee’s responsibilities include:

•	reviewing and recommending approval of compensation of our executive officers;

•	administering our stock incentive and employee stock purchase plans;

•	reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans;

•	evaluating our Chief Executive Officer’s performance in light of corporate objectives; and

•	setting our Chief Executive Officer’s compensation based on the achievement of corporate objectives.
      The members of our compensation committee are John N. Lilly, Joan P. Neuscheler and Harold F. Oberkfell. Steven A. Elms served as a member of our compensation committee until Mr. Lilly was appointed to this position on October 26, 2005. Ms. Neuscheler serves as the chairperson of the compensation committee. Each member of the compensation committee meets the definition of independence established by NASDAQ. We have adopted a Compensation Committee Charter, a copy of which is posted on our website at www.adamsrt.com.
Nominating & Corporate Governance Committee
      Our nominating and corporate governance committee identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors, conducts searches for appropriate directors and evaluates the performance of our board of directors and of individual directors. The nominating and corporate governance committee identifies nominees through business contacts and has the authority to retain a professional search firm and other advisors to assist in identifying nominees. Candidates are evaluated on several qualifications, including level of education, business experience, character and integrity, to ensure that our board of directors reflects a variety of complementary backgrounds and experiences, primarily in the areas of management and leadership. If the nominating and corporate governance committee determines that a candidate has the necessary qualities, the Chief Executive Officer and at least one member of the nominating and corporate governance committee must interview the candidate, and other members of the board of directors may interview the candidate. Based on the candidate’s background and interviews, the nominating and corporate governance committee decides whether to recommend the candidate to the board of directors for approval by stockholders or, in the case of vacancies on the board of directors, for approval by the board of directors. The nominating and corporate governance committee also reviews incumbent directors considered for re-election based on that director’s service to us during the term, including the number of meetings attended and level of participation.

      Although we have a policy regarding consideration of director candidate recommendations from our stockholders, we have not received director candidate recommendations for the 2005 annual meeting from our stockholders. According to that policy, however, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations. A stockholder who wishes to recommend a person to the nominating and corporate governance committee for nomination by us must submit written notice by mail to the Nominating and Corporate Governance Committee, c/o the Secretary, Adams Respiratory Therapeutics, Inc., 425 Main Street, Chester, New Jersey 07930. We must receive the written recommendation at least 150 calendar days but no less than 120 calendar days prior to the first anniversary of the date of our notice of annual meeting sent to stockholders in connection with the previous year’s annual meeting. The recommendation must include: (i) the candidate’s name, age, business address and other contact information, (ii) a complete description of the candidate’s qualifications, experience, background and affiliates, as would be required to be disclosed in a proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission, (iii) a sworn or certified statement by that candidate that he or she consents to being named as a nominee in the proxy statement and to serve as a director if elected, and (iv) the name and address of the stockholder of record making the recommendation.
      The nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board of directors concerning corporate governance matters.
      The members of our nominating and corporate governance committee are Donald J. Liebentritt, Harold F. Oberkfell and Andrew N. Schiff, M.D. Mr. Oberkfell serves as chairperson of the nominating and corporate governance committee and as our lead independent director. Each member of the nominating and corporate governance committee meets the definition of independence established by the NASDAQ National Market. On June 2, 2005, we adopted a Nominating and Corporate Governance Committee Charter, a copy of which is posted on our website at www.adamsrt.com.
Communications with the Board of Directors
      Stockholders may send communications to the whole board of directors or any of its members by sending such communications to us, c/o Secretary, at 425 Main Street, Chester, New Jersey 07930. Communications should be sent by overnight or certified mail, return receipt requested. Such communications will be forwarded to the board of directors or specific members of the board as directed in the stockholder communication.
Corporate Governance Policies
      We have adopted a written code of conduct and ethics that applies to our officers, directors and employees, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission. Our Code of Conduct and Ethics is available on our website at www.adamsrt.com.
      In connection with our initial public offering, we adopted a corporate policy regarding insider trading and Section 16 reporting that applies to our directors, executive officers, employees and consultants. This policy prohibits trading in our common stock under certain circumstances, including while in possession of material, nonpublic information about us. This policy has limited the opportunities of our directors to purchase shares of our common stock.
DIRECTOR COMPENSATION
      We do not pay separate director’s compensation to our employee directors, but we do have other compensatory arrangements with them for services other than as a director, which are described in the sections of this proxy statement captioned “Compensation of Executive Officers” and “Certain

Relationships and Related Transactions”. Our non-employee director compensation plan provides that, following completion of our initial public offering in July 2005, each non-employee director receives a $75,000 annual retainer payable $25,000 in cash and $50,000 in restricted stock units. These amounts are credited to directors quarterly beginning with each year’s annual stockholders’ meeting, provided, however, that for the first year, the first installment began on the effective date of the program, July 20, 2005, and was prorated at two-thirds of the quarterly amount based on the number of months remaining in the quarter. The restricted stock units vest in full at the first annual stockholders’ meeting following the date of grant, or earlier in the case of certain terminations or change in control events. Upon vesting, the restricted stock units automatically convert into deferred stock units, which are not converted into our common stock until six months following a director’s termination of board service. Non-employee directors also receive $1,500 for each board and committee meeting attended in person, or $750 for meetings attended by video or telephone conference. The chairperson of each of the compensation and the nominating and corporate governance committees receives a supplemental $5,000 retainer, and the chairperson of the audit committee receives a supplemental $7,500 retainer.
      Under this non-employee director compensation program, non-employee directors also receive additional equity incentives. Each non-employee director who joins our board of directors receives a nonstatutory stock option exercisable for 8,000 shares (if he or she joins the board of directors more than six months prior to the next annual stockholders’ meeting) or 4,000 shares (if he or she joins the board of directors on the date of a stockholders’ meeting or less than six months before the next annual stockholders’ meeting) of common stock with an exercise price equal to the then fair market value per share of our common stock. This stock option vests in three equal annual installments on the first, second and third anniversaries of his or her date of election or appointment to our board of directors. In addition, at each annual stockholders’ meeting beginning with the 2005 meeting, each non-employee director receives a nonstatutory stock option exercisable for 4,000 shares of common stock with an exercise price equal to the then fair market value per share of our common stock. Such stock options fully vest at the first annual stockholders’ meeting following the date of grant, or earlier in the case of certain terminations or change in control events.
      Prior to our initial public offering in July 2005, Harold F. Oberkfell and John Q. Adams, Sr. were the only directors who received compensation for their services as director. In fiscal year 2005, Harold Oberkfell received $3,000 per quarter for his service on our board of directors and applicable committees. Through October 2004, John Q. Adams, Sr. received $20,448 per month for his service as chairman of the board of directors. In fiscal year 2005, we paid the lease payment, insurance and taxes on his automobile. In addition, in fiscal 2005, all the options held by Mr. Adams, Sr. as of April 30, 2003, to acquire shares of our common stock under our 1999 Long Term Incentive Plan vested.
Director Compensation for Fiscal Year 2005

Name of Director	Cash Compensation

Harold F. Oberkfell	$12,000
John Q. Adams, Sr.	$98,958

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Sarbanes-Oxley Act of 2002 requires the audit committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. Ernst & Young LLP has audited our financial statements for the fiscal year ended June 30, 2005. The audit committee expects to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006, prior to the date of the annual meeting.
      Representatives of Ernst & Young LLP will be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.
      Stockholders are not required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the appointment to our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment of Ernst & Young LLP, the audit committee may reconsider the retention of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the audit committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.
      The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of the ratification of Ernst & Young LLP. On this matter, abstentions are treated as being entitled to vote and will have the same effect as votes against ratification. On this matter, broker non-votes are treated as not entitled to vote at the meeting, and they will have no effect on the outcome of ratification.
      THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 2, THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND RELATED FEES
Independent Registered Public Accounting Firm Fees
      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our financial statements for the years ended June 30, 2005 and June 30, 2004, and fees for other services rendered by Ernst & Young LLP during those periods.

Type of Fees	2005	2004

Audit Fees(1)	$973,481	$117,439
Audit-Related Fees(2)	30,000	7,500
Tax Fees(3)	99,985	99,350
All Other Fees(4)	—	—

Total	$1,103,466	$224,289

(1)	Audit Fees — These are fees for professional services performed by Ernst & Young LLP for the audit of our 2005 and 2004 annual financial statements, 2005 and 2004 quarterly reviews (incurred in 2005), professional services performed in connection with our registration statements, comfort letters associated with our initial public offering, and services that are normally provided in connection with statutory and regulatory filings or engagements. The 2005 fees include $613,000 for professional services associated with our initial public offering.

(2)	Audit-Related Fees — These are fees billed to us for assurance and related services, including an audit of the employee benefit plan and accounting research consultation, performed by Ernst & Young LLP in 2005 and 2004, that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax Fees — These are fees billed to us for professional services performed by Ernst & Young LLP in 2005 and 2004, with respect to preparation of tax returns, tax advice and tax planning related to state tax matters and disposition of assets.

(4)	All Other Fees — These are fees billed to us for other permissible work performed by Ernst & Young LLP in 2005 and 2004 that do not meet the above category descriptions.
      The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that the non-audit services provided by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP’s independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The audit committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm, including those audit and non-audit services performed in fiscal year 2005. The audit committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by Ernst & Young LLP for up to twelve months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the audit committee for its consideration.

THE AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.
      As of September 27, 2005, the date of filing of our Annual Report on Form 10-K, the audit committee of the board of directors consisted of Messrs. Schiff and Pate and Ms. Neuscheler. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended June 30, 2005, and the notes thereto.
Review with Management
      The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended June 30, 2005, and the notes thereto. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles.
Review and Discussions with Independent Accountants
      The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of our financial statements.
      The audit committee has also received and reviewed written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP their independence from us.
Conclusion
      Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Andrew N Schiff, M.D. (Chair)
Joan P. Neuscheler
William C. Pate

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of our common stock, as of September 30, 2005, by the following individuals or groups:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding common stock.
      Except as indicated by footnote, and except for community property laws where applicable, we believe, based on information provided to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 33,252,999 shares of common stock deemed outstanding as of September 30, 2005.

	Number of
Name and Address(1)	Shares(2)	Percent

Directors and Executive Officers:
Michael J. Valentino(3)	888,498	2.60%
David Becker(4)	109,284	*
Robert Casale(5)	40,958	*
Walter E. Riehemann(6)	43,875	*
John Thievon(7)	58,101	*
John Q. Adams, Sr.(8)	1,403,926	4.22
Kirk K. Calhoun	—	—
Steven A. Elms(9)	—	—
Mark Gainor(10)	453,099	1.36
Donald J. Liebentritt(11)	4,000	*
John N. Lilly	—	—
Joan P. Neuscheler(12)	2,441,197	7.34
Harold F. Oberkfell(13)	5,010	*
William C. Pate(14)	—	*
Andrew N. Schiff, M.D.(15)	—	—
All Directors and Executive Officers as a group (17 persons)(16)	5,484,048	15.93
Others:
EGI(17)	7,448,434	22.40%
Perseus-Soros BioPharmaceutical Fund, LP (18)	5,088,375	15.30
Tullis-Dickerson (19)	2,435,947	7.33

*	Less than 1%.

(1)	Unless otherwise specified, the address of each beneficial owner listed in the table below is c/o Adams Respiratory Therapeutics, Inc., 425 Main Street, Chester, New Jersey 07930.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(3)	Includes 888,498 shares subject to stock options currently exercisable or exercisable within 60 days of September 30, 2005.

(4)	Includes 105,300 shares subject to stock options currently exercisable or exercisable within 60 days of September 30, 2005.

(5)	Includes 40,958 shares subject to stock options currently exercisable or exercisable within 60 days of September 30, 2005.

(6)	Includes 43,875 shares subject to stock options currently exercisable or exercisable within 60 days of September 30, 2005.

(7)	Includes (i) 57,213 shares subject to stock options currently exercisable or exercisable within 60 days of September 30, 2005, and (ii) 888 shares held by his wife.

(8)	Includes 127,680 shares of common stock that are held by A&B Investment Partnership, of which Mr. Adams, Sr. is a partner and controls 50% of such entity.

(9)	Steven A. Elms is a managing director of Perseus-Soros Management, LLC, an affiliate of Perseus-Soros BioPharmaceutical Fund, LP, or PSBF. Mr. Elms does not have voting or dispositive power with respect to any of the shares owned by PSBF.

(10)	Includes 443,099 shares held by MJG Partners, a partnership controlled by Mr. Gainor, directly owns the listed shares. Mr. Gainor served on our board of directors until January 2005.

(11)	Includes 1,000 shares held by his wife. Donald J. Liebentritt is President of Equity Group Investments, L.L.C. or EGI. Mr. Liebentritt does not have voting or dispositive power with respect to any of the shares owned by EGI.

(12)	Includes: (i) 750 shares held in a custodial account for her son, Travis Neuscheler; (ii) 750 shares held in a custodial account for her daughter, Jena Neuscheler; (iii) 750 shares held in a custodial account for her son, Christopher Neuscheler; (iv) 709,852 shares of common stock held by TD Origen Capital Fund, L.P.; (v) 433,123 shares of common stock held by TD Lighthouse Capital Fund, L.P.; and (vi) 1,292,972 shares of common stock held by Tullis-Dickerson Capital Focus III, L.P. TD Origen Capital Fund, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Tullis-Dickerson Capital Focus III, L.P. is managed by Tullis-Dickerson Partners III, L.L.C. Joan P. Neuscheler, James L.L. Tullis, Thomas P. Dickerson, Lyle A. Hohnke and Timothy M. Buono share the voting and/or dispositive power over all such shares. Ms. Neuscheler disclaims beneficial ownership of the shares listed in items (iv) — (vi) above, except to the extent of her pecuniary interest therein. The address of TD II Regional Partners, Inc. and Tullis-Dickerson Partners III, L.L.C. is 2 Greenwich Plaza, 4th Floor, Greenwich, Connecticut 06830.

(13)	Includes 3,510 shares subject to stock options currently exercisable or exercisable within 60 days of September 30, 2005.

(14)	William C. Pate is a managing director of EGI. Mr. Pate does not have voting or dispositive power with respect to any of the shares owned by EGI.

(15)	Andrew N. Schiff, M.D., is a managing director of Pereus-Soros Management, LLC, an affiliate of PSBF. Dr. Schiff does not have voting or dispositive power with respect to any of the shares owned by PSBF.

(16)	Includes an aggregate of 1,174,454 shares subject to options that are exercisable within 60 days of September 30, 2005.

(17)	Includes: (i) 2,099,950 shares of common stock held by EGI-Fund (99) Investors, L.L.C.; (ii) 1,470,570 shares of common stock held by EGI-Fund (00) Investors, L.L.C.; (iii) 432,895 shares of common stock held by EGI-Fund (01) Investors, L.L.C.; and

(iv) 3,445,019 shares of common stock held by EGI-Fund (02-04) Investors, L.L.C. The address of EGI is 2 N. Riverside Plaza, 6th Floor, Chicago, Illinois 60606. Chai Trust Company, L.L.C. has voting, dispositive and/or investment powers over such shares. The members of the board of managers of Chai Trust Company, L.L.C. are Bert Cohen, JoAnn Zell Gillis, Kellie Zell Harper, Robert Levin, Donald J. Liebentritt, Leah Zell Wanger and Matthew Zell.

(18)	Perseus-Soros Partners, LLC is the general partner of the Perseus-Soros BioPharmaceutical Fund, LP. Perseus BioTech Fund Partners, LLC and SFM Participation, L.P. are the managing members of Perseus-Soros Partners, LLC. Perseuspur, LLC is the managing member of Perseus BioTech Fund Partners, LLC. Frank Pearl is the sole member of Perseuspur, LLC and in such capacity may be deemed a beneficial owner of securities held for the account of the Perseus-Soros BioPharmaceutical Fund, LP. SFM AH, LLC is the general partner of SFM Participation, L.P. The sole managing member of SFM AH, LLC is Soros Fund Management LLC. George Soros is the Chairman of Soros Fund Management LLC and in such capacity may be deemed a beneficial owner of securities held for the account of the Perseus-Soros BioPharmaceutical Fund, LP. The address of Perseus-Soros BioPharmaceutical Fund, LP is 888 Seventh Avenue, 29th Floor, New York, New York 10106.

(19)	Includes: (i) 709,852 shares of common stock held by TD Origen Capital Fund, L.P.; (ii) 433,123 shares of common stock held by TD Lighthouse Capital Fund, L.P.; and (iii) 1,292,972 shares of common stock held by Tullis-Dickerson Capital Focus III, L.P. TD Origen Capital Fund, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Tullis-Dickerson Capital Focus III, L.P. is managed by Tullis-Dickerson Partners III, L.L.C. Joan P. Neuscheler, James L. L. Tullis, Thomas P. Dickerson, Lyle A. Hohnke and Timothy M. Buono share the voting and/or dispositive power over all such shares. These individuals disclaim beneficial ownership of the shares owned by the above entities, except to the extent of their pecuniary interests therein. The address of TD II Regional Partners, Inc. and Tullis-Dickerson Partners III, L.L.C. is 2 Greenwich Plaza, 4th Floor, Greenwich, Connecticut 06830.

MANAGEMENT
Executive Officers
      Our current executive officers are as follows:

Name	Age	Position(s)

Michael J. Valentino	51	Chief Executive Officer, President and Director
Helmut Albrecht	50	Senior Vice President, Research and Development
David Becker	39	Executive Vice President, Chief Financial Officer and Treasurer
Robert Casale	47	Executive Vice President, Chief Marketing and Development Officer
Walter E. Riehemann	39	Executive Vice President, Chief Legal and Compliance Officer and Secretary
John S. Thievon	37	Executive Vice President, Commercial Operations
Susan Witham	46	Vice President, Regulatory Affairs
      Michael J. Valentino has been our President, Chief Executive Officer and a director since 2003. Please refer to the biography of Mr. Valentino provided under “Election of Directors — Class III Directors Continuing in Office Whose Terms Expire at the Annual Meeting of Stockholders to be held in Fiscal 2008,” above.
      Helmut Albrecht, M.D. joined us in 2004 and serves as our Senior Vice President for Research and Development. Prior to joining us, Dr. Albrecht was Vice President of Global Preclinical and Clinical Development and Drug Safety at Novartis Consumer Health from August 2003 to October 2004, and from November 2000 to August 2003, he served as Vice President for Research and Development for OTC (in North America). Before joining Novartis, Dr. Albrecht held leadership positions in the area of pharmaceutical medicine involving prescription and OTC products as well as dietary supplements at SmithKline Beecham Consumer Health (1996-2000), Procter & Gamble OTC Health Care and P&G Pharmaceuticals, Altana Pharmaceuticals (Byk Gulden Pharma Group) in Germany, and Altana Inc. in Melville, New York. Dr. Albrecht earned a doctorate of medicine, magna cum laude, from the University of Heidelberg. He also holds a Master of Science degree in management and policy, an advanced New York State certificate in health care management from SUNY at Stony Brook and a diploma in pharmaceutical medicine. Dr. Albrecht is a fellow, as well as a previous board member, of the Faculty of Pharmaceutical Medicine.
      David Becker has been our Executive Vice President since May 2005 and our Chief Financial Officer and Treasurer since 2000 and was our interim Chief Operating Officer from May 2003 to April 2004. Prior to joining us, Mr. Becker was a Senior Manager in the merger and acquisitions practice of Ernst & Young LLP from November 1997 to September 2000. From January 1996 to November 1997, Mr. Becker served as Controller for the Salt Lake City-based start-up company RxAmerica LLC, a pharmacy benefit management and mail-service pharmacy operation. From 1991 to 1995, he served as a financial auditor with Ernst & Young LLP. Mr. Becker began his professional career in 1990 as an audit and tax accountant for the southern California-based accounting firm of Glenn M. Gelman & Associates. Mr. Becker earned a bachelor’s degree in accounting in 1990 from the University of Southern Mississippi and is a certified public accountant and certified treasury professional.
      Robert Casale has been our Executive Vice President, Chief Marketing and Development Officer since May 2005 and was our Vice President of Business Development and Consumer Marketing from 2004 to May 2005. Prior to joining us, Mr. Casale was affiliated with Philosophy IB, a management consulting firm, from May 2001 to February 2004. From September 2000 to April 2001, Mr. Casale served as Vice President, Business Development and Strategic Planning, for the Consumer Healthcare Division of Pfizer

Inc. and, in that capacity, led development of a strategic plan for the newly merged Pfizer Inc. and Warner-Lambert Company consumer businesses. Mr. Casale began his healthcare career at Warner-Lambert Company, where he held various positions, including Vice President of Marketing for upper respiratory and gastrointestinal consumer products and Global Vice President for Warner-Lambert Company’s OTC gastrointestinal and skin care businesses, from July 1993 to August 2000. Mr. Casale received a bachelor’s degree in business administration and English from Rutgers College in 1980 and a Juris Doctorate, with honors, from Rutgers Law School in 1983.
      Walter E. Riehemann has served as our Executive Vice President, Chief Legal and Compliance Officer and Secretary since May 2005 and was our Vice President, General Counsel and Secretary from 2003 to May 2005. Prior to joining us, he was with the international law firm of Holland & Knight LLP from 2002 to 2003. From 2000 to 2002, Mr. Riehemann served as President and Chief Executive Officer of Dawson Managers, Inc., a management consulting firm engaged in corporate restructuring and providing interim management services to start-up and troubled companies, and from 1995 to 2000, he served in a variety of positions with RISCORP, Inc., most recently as President and General Counsel. From 1993 to 1995, Mr. Riehemann was an associate with the law firm of Powell Goldstein LLP. Mr. Riehemann earned a bachelor’s degree, cum laude, from Chadron State College in Chadron, Nebraska, in 1987, and a Juris Doctorate, summa cum laude, from The Ohio State University College of Law in 1990.
      John S. Thievon has served as our Executive Vice President, Commercial Operations since May 2005 and was our Vice President, Sales and Professional Marketing from 2000 to May 2005. Prior to that, Mr. Thievon held various positions with us from January 1999 to May 2000, including Northeast Regional Business Director and Director of Marketing. Prior to joining us, Mr. Thievon held various positions with IMS Health Incorporated, including Account Manager, Account Director, and Director of Sales Training from January 1995 to December 1998, and from 1990 to 1994, he served as a Sales Representative with Ortho Pharmaceuticals Inc. Mr. Thievon graduated from Pace University with a Bachelor of Business Administration degree, with a concentration in marketing.
      Susan Witham joined us in October 2004 and serves as our Vice President of Regulatory Affairs. Prior to joining us, Ms. Witham served as the Vice President, Regulatory Affairs for Columbia Laboratories, Inc. from April 2002 to September 2004, and from September 2000 to April 2002, Ms. Witham served as Global Regulatory Head for Marketed Products and Practices in the Oncology and Metabolism Category at Aventis Pharmaceuticals Corporation. From 1999 through 2000, Ms. Witham served as Rx Director of Regulatory Affairs for Johnson & Johnson Consumer Products Worldwide/ Ortho Dermatological Drug Products. Previously, Ms. Witham spent 17 years at Novartis Pharmaceuticals Corporation, formerly Sandoz Pharmaceuticals Corporation, where she held several senior positions, including associate director of Drug Regulatory Affairs. Ms. Witham received her Bachelor of Science degree in biology from Bridgewater College.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
      The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years ended June 30, 2005, 2004 and 2003 by our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2005 (the “Named Officers”).

						Long-Term
						Compensation
						Awards
	Annual Compensation
						Securities
				Other Annual		Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation		Options

Michael J. Valentino	2005	$425,000	$2,950,000	$—		—
Chief Executive Officer, President and	2004	335,336	750,000	—		1,366,731
Director	2003	—	—	—		—

David Becker	2005	237,500	526,250	168,757	(1)	—
Executive Vice President, Chief	2004	194,226	226,000	—		61,425
Financial Officer and Treasurer	2003	159,107	40,000	—		—
Robert Casale(2)	2005	245,292	466,250	—		—
Executive Vice President, Chief	2004	75,000	75,000	—		122,850
Marketing and Development Officer	2003	—	—	—		—
Walter E. Riehemann	2005	237,000	434,806	55,697	(3)	—
Executive Vice President, Chief Legal	2004	170,923	163,000	—		122,850
and Compliance Officer and Secretary	2003	—	—	—		—
John Thievon	2005	212,500	406,807	75,846	(4)	—
Executive Vice President, Commercial	2004	161,397	163,000	—		85,995
Operations	2003	133,378	14,750	—		—

(1)	Other Annual Compensation for Mr. Becker includes $146,914 in moving expenses for Mr. Becker’s relocation to Chester, New Jersey, and $12,904 for an automobile lease.

(2)	Mr. Casale began as our Vice President Business Development and Consumer Marketing in March 2004.

(3)	Other Annual Compensation for Mr. Riehemann includes $31,345 in moving expenses for Mr. Riehemann’s relocation to Chester, New Jersey, and $14,686 for an automobile lease.

(4)	Other Annual Compensation for Mr. Thievon includes $53,771 in moving expenses for Mr. Thievon’s relocation to Chester, New Jersey, and $14,950 for an automobile allowance.
      Our board of directors authorizes performance-based bonuses for certain of our senior executive officers and key employees. The purpose of these performance-based bonuses is to motivate and retain senior executive officers and key employees for achievement of goals related to both our performance and the individual’s performance. The board of directors, in its sole discretion, determines the amount and award of such bonuses based on both the individual’s achievement and our achievement of objectives set each year by the individual and the board of directors.
Option Grants in Last Fiscal Year
      We did not grant any stock options or stock appreciation rights during fiscal year 2005 to the named executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth the number of vested and unvested shares covered by options as of June 30, 2005 and the year-end value of options as of June 30, 2005 for the named executive officers. No options were exercised by our named executive officers in 2005.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at June 30, 2005		at June 30, 2005(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Valentino	774,581	592,150	$12,858,051	$9,829,691
David Becker	87,750	70,200	1,444,121	1,115,198
Robert Casale	30,719	92,131	478,597	1,435,408
Walter E. Riehemann	24,570	98,280	402,492	1,609,969
John Thievon	53,703	69,147	877,150	1,090,558

(1)	Amounts presented under the caption “Value of Unexercised in-the-Money Options at June 30, 2005” are based on our initial public offering price of $17.00 per share minus the exercise price, multiplied by the number of shares subject to the stock option, without taking into account any taxes that might be payable in connection with the transaction.
Employment Contracts and Change in Control Arrangements
Employment Agreement with Mr. Valentino
      We employ Mr. Valentino as our Chief Executive Officer and President pursuant to an employment agreement effective August 11, 2003. The employment agreement provides for a five-year term of employment, subject to automatic renewals for additional one-year periods. However, either we or Mr. Valentino may cause the agreement to cease to extend automatically by giving notice to the other party within six months prior to the expiration of the term.
      Under the agreement, Mr. Valentino receives a base salary of $31,250 per month, annualized to $375,000, subject to increases upon an annual review by our board of directors. The employment agreement also provides that Mr. Valentino is entitled to participate in all benefit programs, including insurance and retirement plans, available to members of the executive management team. The agreement further provides for:

•	a discretionary annual target bonus based on Mr. Valentino’s performance and our business results, as determined by our board of directors, equal to at least 100% of his base salary but no more than 150% of his base salary if he meets specified performance objectives;

•	a transaction bonus, not to exceed $2,500,000, equal to 2.0% of the transaction price if we carry out a specified corporate transaction, including a merger or consolidation or the sale, transfer or other disposition of a substantial portion of our assets; and

•	the grant of stock options to acquire 1,366,731 shares of common stock, which he is entitled to require us to register for sale under the Securities Act.
      Under the employment agreement, either we or Mr. Valentino may terminate his employment at any time. The employment agreement also terminates upon the death or disability of Mr. Valentino. Upon termination, Mr. Valentino will receive any amounts earned or due but unpaid through the date of termination, including base salary and benefits. Additionally, if Mr. Valentino voluntarily resigns, other than for good reason or disability, he may exercise his vested stock options for three months following the date he terminates his employment. If the agreement terminates by reason of death or disability, Mr. Valentino (or his estate, as the case may be) will be entitled to continued exercisability of his vested stock options for one year following his death or, upon disability, for the remainder of their original terms.

He is also entitled to continued benefits that may apply, a prorated target bonus and, in the event of a specified transaction occurring within nine months of termination due to disability, a transaction bonus.
      However, if we terminate his employment without cause or if Mr. Valentino terminates his employment for good reason, Mr. Valentino has the right to receive an additional payment equal to two times the sum of his base salary plus his target discretionary bonus, a transaction bonus if a specified transaction occurs within nine months after termination, and the right to the continued exercisability of his vested stock options for the remainder of their original terms.
Confidentiality and Noncompetition Agreement
      We also entered into a confidentiality and noncompetition agreement with Mr. Valentino on August 11, 2003. Under this agreement, Mr. Valentino agrees not to disclose confidential information and, for a period of 24 months following the termination of Mr. Valentino’s employment, not to compete with us or recruit our employees.
Termination and Change of Control Agreements
      We have entered into income security agreements with Helmut Albrecht, David Becker, Robert Casale, Walter E. Riehemann, John S. Thievon, and Susan Witham. If we terminate any of these individuals without cause or if any of these individuals resigns for good reason (as defined in the agreements) within one year after a change in control, he or she will receive severance benefits in an amount equal to his or her earned but unpaid salary, any awarded but unpaid bonus from the previous fiscal year and one year of annual base salary. In addition, the individual and his or her dependents will continue to receive health benefits for one year following the date of termination. The income security agreements also provide that these individuals agree not to disclose confidential information or, for one year after termination, compete with us or recruit our employees.
Compensation Committee Interlocks and Insider Participation
      During fiscal year 2005, Steven A. Elms, Joan P. Neuscheler and Harold F. Oberkfell served on the compensation committee of the board of directors. None of the compensation committee members was formerly or during fiscal 2005 an officer or employed by us. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
EQUITY COMPENSATION PLAN INFORMATION
      We maintain a 1999 Long-Term Incentive Plan and a 2005 Incentive Plan adopted by our board of directors and approved by our stockholders prior to our initial public offering. We do not have any equity compensation plans that have not been approved by our stockholders. The following table sets forth information as of June 30, 2005, with respect to our equity compensation plans.

	Number of	Weighted-	Number of Securities
	Securities to be	Average	Remaining Available
	Issued Upon	Exercise	for Future Issuance
	Exercise of	Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options,	Options,	(Excluding
	Warrants and	Warrants and	Securities Reflected
Plan Category	Rights	Rights	in Second Column)

Equity compensation plans approved by security holders	3,247,303	$1.68	2,737,802
Equity compensation plans not approved by security holders	—	—	—
Total	3,247,303	$1.68	2,737,802

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Employment Agreements
      We have entered into an employment agreement with Mr. Valentino. See “Employment Contracts and Change in Control Arrangements — Employment Agreement with Mr. Valentino.”
Income Security Agreements
      We have entered into income security agreements with each of Helmut Albrecht, David Becker, Robert Casale, Walter E. Riehemann, John S. Thievon, and Susan Witham. See “Employment Contracts and Change in Control Arrangements — Termination and Change of Control Agreements.”
Separation Agreement
      We have entered into a separation and independent advisor agreement with John Q. Adams, Sr., a director and the founder of our Company. Mr. Adams resigned his position as Chief Executive Officer as of April 30, 2003. We retained him as a consultant through October 2004 and paid him $20,448 per month. We paid the lease payment, insurance and taxes on his automobile through September 2005. In addition, all the options he held as of April 30, 2003, to acquire shares of our common stock under our Long Term Incentive Plan vested.
Indemnification Agreements
      We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of such person’s services as a director or officer.

THE COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate it by reference in such filing.
      As of September 27, 2005, the date of filing our Annual Report on Form 10-K, the compensation committee of the board of directors consisted of Ms. Neuscheler and Messrs. Elms and Oberkfell. The following is the report of the compensation committee with respect to our executive compensation policies for the fiscal year ended June 30, 2005.
Executive Compensation Policies
      The Compensation Committee’s responsibilities include: reviewing and recommending approval of compensation of our executive officers; administering our annual bonus, stock incentive and employee stock purchase plans; reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans; evaluating our Chief Executive Officer’s performance in light of corporate objectives; and setting our Chief Executive Officer’s compensation based on the achievement of corporate objectives. The Compensation Committee chair reports to the board of directors on committee decisions and key actions.
      Executive Compensation Philosophy. The Company operates in a highly competitive and rapidly changing industry. The Compensation Committee believes that a compensation program that enables the Company to attract, motivate and retain outstanding executives will assist the Company in meeting its long-range objectives, thereby serving the interests of its stockholders. The compensation program is designed to achieve the following objectives:

1.	Provide compensation opportunities that are competitive with specialty pharmaceutical companies of similar size.

2.	Create a strong link between the executive’s compensation and the Company’s annual and long-term financial performance.

3.	Include above-average elements of financial risk through performance-based incentive compensation, which offers an opportunity for above-average financial reward to the executives.

4.	Create commonality of interest between management and stockholders by tying realized compensation directly to changes in stockholder value.
      The Company’s executive compensation program has three components: base salaries, annual incentives and long-term incentives. To ensure that compensation levels are reasonably competitive with market rates, the Compensation Committee commissioned a compensation consulting firm that serves as an independent advisor in matters related to executive compensation to conduct a survey of executive compensation in a defined group of companies. The surveyed companies were selected based on: (i) size and scope of business as measured by revenues and market capitalization and (ii) general business model and product mix.
      Base Salaries. The Company provides competitive base salaries that allow it to attract and retain a high-performing leadership team. When establishing base salaries, we consider many factors, including total compensation, the scope of responsibilities, the years of experience and skill set of the individual, and the competitive marketplace. We establish merit increases based on an executive officer’s leadership and performance over the previous year, as well as the executive officer’s potential for development and expected performance in the future.
      Annual Incentive Bonuses. The Compensation Committee authorizes performance-based bonuses for certain of our executive officers and key employees. The purpose of these performance-based bonuses is to motivate and retain senior executive officers and key employees to achieve goals related to both Company and individual performance. The Compensation Committee, in its sole discretion, determines the amount and award of such bonuses based on both the individual’s achievement and our achievement of objectives set each year by the individual and the board of directors. By placing a significant portion of an executive’s annual pay “at risk,” the Compensation Committee believes that compensation is more directly related to performance and will more closely link the financial interests of the executives and those of the stockholders. Given the Company’s business objectives, the Compensation Committee believes this policy to be appropriate and fair for both the executives and the stockholders.
      Long-Term Incentives. The Company provides long-term incentives to its executives through its 1999 Long-Term Incentive Plan and its 2005 Incentive Plan, which are equity-based incentive programs designed to encourage executives to acquire and hold shares of the Company’s common stock. These plans are designed to retain executives and motivate them to improve the market value of the common stock over a number of years. The Compensation Committee believes that equity ownership by executives furthers the Compensation Committee’s compensation policy objective of aligning long-term financial interests of executives with those of the stockholders. In fiscal year 2005, no options were granted to the executive officers named in the Summary Compensation Table.
      Other Compensation Plans. The Company maintains the Adams Laboratories, Inc. Retirement Savings Plan, in which the executive officers are permitted to participate on the same terms as other employees. This plan is designed to qualify under section 401(k) of the Internal Revenue Code, and is a supplemental retirement plan which provides certain supplemental retirement and other benefits to those employees who have completed an aggregate of six months employment with the Company and are at least 21 years of age.
      Chief Executive Officer Compensation. In accordance with the compensation philosophy and process described above, the Compensation Committee set Mr. Valentino’s base salary for fiscal year 2005 at $425,000. For fiscal year 2006, the Compensation Committee has set Mr. Valentino’s base salary at $500,000. In determining Mr. Valentino’s annual bonus for fiscal year 2005 performance, the Compensation Committee took into account the Company’s financial performance, as well as subjective qualitative evaluations of Mr. Valentino’s leadership during the year, including efforts related to our initial public offering and the continuing focus on controlling costs and prudent capital investments. Based upon the foregoing, in fiscal year 2005 the Compensation Committee awarded Mr. Valentino a cash bonus of $2,950,000. In fiscal year 2005, Mr. Valentino was not awarded stock options to purchase shares of the Company’s common stock.
      The Compensation Committee’s objectives in setting Mr. Valentino’s compensation for fiscal year 2005 were to be competitive with other companies in the pharmaceutical industry and with other public companies of a similar size and to provide Mr. Valentino with appropriate incentives to achieve the Company’s short-term and long-term objectives.
Executive Compensation Tax Deductibility
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is solely performance-based. In addition, Section 1.162-27(f)(2) of the Internal Revenue Regulations allows for a transition period so that certain compensation paid by a corporation that becomes subject to Section 162(m) by reason of an initial public offering will not be subject to the deduction limit during a prescribed transition period. As a result of this transition period, the deduction limit will not apply to compensation paid pursuant to any of our compensation programs, plans or policies before our annual meeting of stockholders in 2009. While the Compensation Committee’s general policy is to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws, we reserve the authority to award non-deductible compensation under circumstances we believe to be appropriate.

COMPENSATION COMMITTEE

Joan P. Neuscheler (Chair)
Steven A. Elms
Harold F. Oberkfell

STOCK PRICE PERFORMANCE GRAPH
      Prior to our initial public offering in July 2005, there was no established trading market for our common stock. Our common stock began trading on the NASDAQ National Market under the symbol “ARxT” on July 21, 2005, at $17.00 per share. The closing price of our common stock on October 24, 2005, the last business day before the record date for the annual meeting, was $36.69. Accordingly, no sales price information is available for our common stock for fiscal year 2005.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their security ownership and changes in such ownership with the SEC. Officers, directors and ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.
      We completed our initial public offering in July 2005 and, accordingly, our officers, directors and ten percent beneficial owners were not required to file any Section 16(a) reports during fiscal 2005.
Stockholder Proposals for the Next Annual Meeting
      Any stockholder who intends to present a proposal at the annual meeting in 2006, or include a proposal in the proxy statement, must deliver the proposal to our corporate secretary at 425 Main Street, Chester, New Jersey 07930:

•	not later than June 30, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	not later than September 4, 2006, if the proposal is submitted other than pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials.
Matters Not Determined at Time of Solicitation
      The board of directors does not know of any matters, other than those referred to in the accompanying notice for the meeting, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.
2005 Annual Report
      On September 27, 2005, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the fiscal year ended June 30, 2005. Copies of our 2005 Form 10-K may be obtained without charge by writing to: Adams Respiratory Therapeutics, Inc., 425 Main Street, Chester, New Jersey 07930; Attention: Investor Relations, by accessing the investor relations section of our website at www.adamsrt.com, or by accessing the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Walter E. Riehemann
Secretary
Chester, New Jersey
November 3, 2005

Appendix A
ADAMS RESPIRATORY THERAPEUTICS, INC.
AUDIT COMMITTEE CHARTER

I.	Purpose and Authority
      The Board of Directors (the “Board”) of Adams Respiratory Therapeutics, Inc. (the “Company”) hereby forms the Audit Committee (the “Committee”). The primary function of the Committee is to assist the Board in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise:

1. The integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting, and disclosure controls and procedures;

2. The Company’s auditing process, including all engagements and oversight of the Company’s independent auditors; and

3. The Company’s ethical and legal compliance related to accounting and auditing matters.
      In furtherance of its purpose, the Committee shall strive to provide an open avenue of communication among the Company’s independent auditors, management and the Board. The Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this charter.
      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors and to any advisers the Committee retains.

II.	Membership Requirements
      The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board, and the duties and responsibilities of members of the Committee shall be in addition to each member’s duties as members of the Board. Members of the Committee shall meet the following qualifications, or such other qualifications as the Board, law or the listing requirements of the Nasdaq National Market may impose from time to time.

1.	Independence. Except under the limited circumstances permitted by the listing requirements of the Nasdaq National Market and the rules and regulations of the Securities and Exchange Commission (“SEC”), the members of the Committee shall be independent directors. To be considered independent, each Committee member must meet the independence requirements for audit committee membership of the Nasdaq National Market and the rules and regulations of the SEC.

2.	Financial Literacy. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member shall be an “audit committee financial expert” within the meaning of the rules of the SEC. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

III.	Meetings and Governance

1.	Meetings. The Committee shall meet at least four times each year and at such other times as may be necessary to fulfill its responsibilities. It will meet following the end of each fiscal quarter of the Company prior to the release of quarterly or annual earnings to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be. The Chair of the Committee or the Chairman of the Board may call meetings. A majority of the members of the Committee will constitute a quorum, and a majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent. The Committee will meet in executive sessions with the Company’s independent auditors and management, as appropriate.

2.	Chair. The Board may designate a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee.

IV.	Duties, Responsibilities and Activities
      While the Committee has the duties and responsibilities set forth in this charter, management has primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls, and the Company’s independent auditors are responsible for performing an annual audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles.
      To fulfill its purpose, the Committee has the following duties and responsibilities and shall engage in the following activities:

1. Review of Financial Statements, Reports and Charter. The Committee shall review the Company’s financial statements, reports and other financial information, in conjunction with the Company’s financial management and independent auditors, as appropriate. Such review shall include candid discussions of the quality and not merely the acceptability of the Company’s accounting principles as applied in its financial reporting. Reviews shall occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Committee shall review, to the extent it deems necessary or appropriate:

a. The annual financial statements and other material financial content of the Company’s Annual Report to Stockholders and Annual Reports on Form 10-K, including any certification, report, opinion, attestation or review rendered by the independent auditors;

b. Any quarterly or other interim financial statements and other material financial content of the Company’s Quarterly Reports on Form 10-Q, including any certification, report, opinion, or review rendered by the independent auditors;

c. Any other material financial information, such as earnings releases or financial information and earnings guidance provided to analysts, lenders or rating agencies. In lieu of reviewing each such disclosure prior to release or dissemination, the Committee may discuss generally with management the types of information to be disclosed and the types of presentations to be made;

d. Any material internal reports prepared by the Company’s independent auditors, internal auditors or management;

e. The annual report of the Committee for inclusion in the Company’s annual proxy statement; and

f. This charter on an annual basis or more frequently as circumstances dictate.

The Chair or another member of the Committee may represent the entire Committee for purposes of reviewing quarterly information and other material financial information, such as earnings releases, to the extent permissible under the listing requirements of the Nasdaq National Market and generally accepted auditing standards.

2. Relationship with Independent Auditors and Internal Auditors. The Committee’s and the Board’s relationship with the Company’s independent auditors shall be governed by the following principles:

a. The Committee shall be directly responsible for the appointment, compensation, retention and termination of the independent auditors and the independent auditors shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent auditors for any service. The Committee also shall be responsible for the oversight and evaluation of the work of the independent auditors, including resolution of disagreements between management and the independent auditors;

b. The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent auditors as well as the related fees. The Committee may delegate pre-approval authority to a member or members of the Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Committee at its next meeting;

c. The Committee shall receive a report or report update from the independent auditors, within the time periods prescribed by the rules of the SEC, on: (i) all critical accounting policies and practices of the Company; (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management, including differences of opinion, if any, between the independent auditors and management;

d. The Committee shall receive a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee shall engage the independent auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action to oversee the independence of the independent auditors;

e. The Committee shall oversee the hiring of personnel who have been employed by the Company’s independent auditors within the past three years;

f. The Committee shall ensure the regular rotation of the audit partners as required by law; and

g. The Committee shall oversee the objectives, activities and staffing of the Company’s internal auditors, if any.

3. Financial Reporting and Auditing Processes. The Committee’s and the Board’s relationship with the Company’s management, including its financial management, shall be governed by the following principles:

a. The Committee shall oversee the integrity of the Company’s financial reporting process;

b. The Committee shall discuss with the independent auditors and management the overall scope and plans for the annual audit;

c. The Committee shall review with the independent auditors and management: the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting, including management’s report on the adequacy or effectiveness of internal controls; disclosure controls and procedures; and the fullness and accuracy of the Company’s financial statements. The Committee shall consider the quality of presentation of, among other matters, critical accounting policies, off-balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles;

d. The Committee shall review the quality and appropriateness of the Company’s accounting principles and underlying estimates as applied in its financial reporting, including the independent auditors’ judgments concerning the foregoing;

e. In consultation with the independent auditors and management, the Committee shall review any major changes or improvements to the Company’s financial and accounting principles and practices, internal controls and procedures for financial reporting and disclosure controls and procedures; and

f. The Committee may, as it deems necessary or advisable, discuss policies with management with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

4. Ethical and Legal Compliance.

a. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

b. The Committee shall review and approve all related party transactions.

ADAMS RESPIRATORY THERAPEUTICS, INC.
Annual Meeting of Stockholders
December 16, 2005
8:30 a.m.
The North Maple Inn at Basking Ridge
300 North Maple Avenue
Basking Ridge, New Jersey 07920
IMPORTANT NOTICE
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE,
VOTE, SIGN, DATE AND RETURN YOUR PROXY BY MAIL
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ADAMS RESPIRATORY THERAPEUTICS, INC.
Proxy Solicited on Behalf of the Board of Directors for December 16, 2005 Annual Meeting of Stockholders.
The undersigned hereby appoints David P. Becker and Walter E. Riehemann, or either of them, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of Adams Respiratory Therapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof.

(Change of Address)

(If you have written in the above space, please mark the
corresponding box on the reverse side of this card.)

This proxy is continued, and must
be signed and dated, on the
REVERSE SIDE

________________________________________________________________________________

Annual Meeting of Stockholders
December 16, 2005
8:30 A.M.
The North Maple Inn at Basking Ridge
300 North Maple Avenue
Basking Ridge, New Jersey 07920
You can submit your proxy by mail, by internet or by telephone.

BY INTERNET		BY MAIL		BY TELEPHONE

Logon to the Internet and go to		Mark, sign and date your		Call toll-free 1-866-594-5283 and
http://www.proxyvotenow.com.arxt		proxy card and return it in		follow the recorded instructions.
and follow the easy steps outlined		the enclosed envelope to:
on the secured website	OR		OR
Wachovia Bank, N.A.
Attn: Proxy Tabulation
NC-1153 P.O. Box 563994
Charlotte, NC 28256-9912
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☑	Please mark your votes
as in this example.
      This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR the nominees listed below and FOR proposal 2 as recommended by the Board of Directors.
The Board of Directors recommends that you vote FOR both proposal 1 and proposal 2.

1.	To elect three Directors to serve on our board of directors.

Nominees:	☐ FOR*
01 Donald J. Liebentritt	☐ WITHHOLD
02 John N. Lilly	AUTHORITY
03 Andrew N. Schiff, M.D.	FOR ALL

2.	To ratify the appointment of Ernst & Young LLP.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment or postponement thereof.

*	Except withhold authority to vote for the following nominee(s):

Change of address on reverse side ☐

DATE

SIGNATURE

SIGNATURE (if held jointly)

Please sign exactly as name(s) appear on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.